Exhibit 99.1

SMS Masterminds, publicly traded as SpendSmart Networks, Inc. Announces Q2 2016 Results

SAN LUIS OBISPO, CA -- SpendSmart Networks, Inc. (OTCQB:SSPC) dba “SMS Masterminds,” a national full-service provider of mobile and loyalty marketing solutions, reported its financial results for the second quarter and year to date ended June 30, 2016.

Revenues for the second quarter of fiscal 2016 were $1,611,244, and grew 12.6% from first quarter of fiscal 2016.  Year to date revenues through second quarter of 2016 were $3,041,629.

Net loss for the second quarter of 2016 was $135,300 compared to a net loss of $1,292,960 for the second quarter of 2015. Stock based compensation costs for the second quarter of 2016 totaled $268,927 while the effects of depreciation, amortization of intangible assets and debt discount, interest, inducement for exercise of warrants, and changes in our derivatives and earn-out liabilities totaled $427,215.

Luke Wallace, who assumed the role CEO of SMS Masterminds in April 2016, stated: “We continue to right size the company, reducing expenses while growing the licensee network and expanding technology to assist small and medium size businesses effectively engage and monetize their customer base. We're committed to providing the highest level of support for our licensees and the millions of subscribers in our loyalty network.”

More detailed information regarding SpendSmart's financial results for the second quarter of 2016 can be found in the Company's quarterly report on Form 10-Q which the Company filed with the Securities and Exchange Commission on August 12, 2016.

About SpendSmart

SpendSmart Networks provides proprietary loyalty systems and a suite of digital engagement and marketing services that help local merchants build relationships with consumers and drive revenue. These services are implemented and supported by a vast network of certified digital marketing specialists, aka “Certified Masterminds,” who drive revenue and consumer relationships for merchants via loyalty programs, mobile marketing and website development. Consumers’ dollars go further when they spend it with merchants in the SpendSmart network of merchants, as they receive exclusive deals, earn rewards and ultimately build a connection with their favorite merchants.

Forward Looking Statements

Certain statements in this release are forward-looking statements under the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about SpendSmart's products, the number of subscribers and merchants utilizing its services, its future financial results and performance, costs and revenue, and other statements that are not historical in nature, particularly those that utilize terminology such as "plans," "anticipates," "will," "proposed," "may," "expects," "future," "continue," "show promise," other words of similar meaning, derivations of such words and the use of future dates. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Risks and uncertainties may cause SpendSmart's actual results to be materially different than those expressed in or implied by such forward-looking statements. Particular risks and uncertainties include, among others, uncertainties regarding licensee and subscriber acquisition, and achieving market acceptance, SpendSmart's ability to develop other licenses; and other risks and uncertainties described in SpendSmart's filings with the Securities and Exchange Commission, including its most recent annual report on Form 10-K for the fiscal year ended December 31, 2015 filed on April 15, 2016 with the SEC and the quarterly report on Form 10-Q filed on May 24, 2016. All forward-looking statements in this release speak only as of the date of this release and are based on SpendSmart's current beliefs and expectations. SpendSmart undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Contact:
Luke Wallace, CEO
alex@smsmasterminds.com
+1 877-541-8398